Delaware
                                -----------------  PAGE 1
                                 The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LANDBANK GORUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2006, AT 2:30 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY OF JUNE, A.D. 2006.














                                        /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

     2753360 8100                               AUTHENTICATION: 4849729

     060601655                                            DATE: 06-22-06

                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 02:30 PM 06/22/2006
                                                      FILED 02:30 PM 06/22/2006
                                                    SRV 060601655-2753360 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT

                                       OF

                              Landbank Group, Inc.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That pursuant to a written consent of the Board of Directors of Landbank Group, Inc. on March 3, 2006, resolutions were duly adopted setting forth a proposed amendment of the Certificte of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Five" so that, as amended, said Article shall be and read as follows:

     "The Corporation shall be authorized to issue One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share. Effective as of 4:30 pm EST on the effective date of this Certificate of Amendment of Amended Certificate of Incorporation (the "Effective Time"), each share of common stock of the Corporation issued and outstanding or held as treasury shares at the Effective Time shall automatically be reclassified and continued (the "Reverse Split") without any action on the part of the holder thereof, as 0.1 of one share on common stock, subject to the special treatment described below. In connection with the Reverse Split, there will be special treatment of stockholders of record as of the Effective Time holding fewer than 1,000 shares of common stock to prevent those stockholders from holding less than 100 shares after the Reverse Split. The Reverse Split will not affect the common stock held by stockholders holding less than 100 shares as of the Effective Time. No fractional shares will be issued for any fractional share interest created by the Reverse Split; those stockholders affected will receive a full share of common stock for any fractional share interest created by the Reverse Split."

SECOND: That written consent to this amendment, signed by the holders of outstanding stock of the corporation having the requisite number of votes that would be necessary to authorize this action at a meeting of stockholders duly called and held for such purpose, has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That, for book-keeping purposes, the affective date of this Certificate of Amendment shall be June 29, 2006.

In Witness Whereof, said corporation has caused this certificate to be signed this 25th day of January, 2006.


By:  /s/ Gary Hewitt
   --------------------------
Authorized Officer

Title:  President
Name:   Gary Hewitt